FINANCIAL SERVICES AGREEMENT

THIS FINANCIAL SERVICES AGREEMENT ("Agreement") dated April 24, 2000 (the "Effective Date"), is made by and between WFS FINANCIAL Inc, a California corporation (herein "WFS"), and E-LOAN, Inc., a Delaware corporation (herein "E-LOAN").

Preamble

E-LOAN is engaged in the business of, among other things, maintaining and managing Internet computer servers and web sites whereby consumers can request information about auto loans and apply for auto loans. WFS is in the business of providing loans and other financial products and services to its customers. E-LOAN and WFS desire to provide to consumers a broader range of available financing for consumers who seek auto loans through E-LOAN's computer servers and web sites. E-LOAN and WFS desire to enter into an arrangement whereby E-LOAN will forward to WFS certain applications for auto loans from consumers pursuant to the terms and conditions of this Agreement and E-LOAN will assist WFS in communicating with, forwarding WFS loan documentation to consumers relating to loan consummation, and assisting in "Loan" (defined herein) consummation.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the promises, agreements, representations, warranties and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, E-LOAN and WFS hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, and in addition to the terms defined elsewhere in this Agreement, the following words have the following meanings, whether used in the singular or plural:

    Affiliate means any person or entity which directly, or indirectly through one or more intermediaries, owns or controls, is owned or controlled by, or is under common control or ownership with, E-LOAN or WFS, respectively, or their respective ultimate parent.

    Applicant means each consumer, whether applicant, applicants, cosigner(s) or guarantor(s), who complete an Application.

1.3 Application means an application for credit relating to a proposed auto loan submitted by a consumer to E-LOAN.

    Borrower means with respect to each Loan, the borrower or borrowers specified in the Loan, including without limitation, any and all makers, cosigners, guarantors or other persons or entities liable for the debt.

    Business Day means Monday through Friday, excluding Federal holidays on which either E-LOAN or WFS is closed.

    Conversion Percentage means the number of Loans in the prior calendar month that resulted from Applications submitted to WFS by E-LOAN under this Agreement, divided by the number of Applications submitted to WFS by E-LOAN in the prior calendar month.

    Credit Product(s) means an automobile loan or other lending products offered by WFS pursuant to this Agreement.

    Eligibility Criteria means the credit terms, current rates, underwriting or credit scoring criteria, underwriting guidelines set forth in Exhibit B or other information prescribed by WFS in its sole discretion from time to time to be used in determining the eligibility of the consumers visiting the E-LOAN Website for the Credit Products. This information may be modified or supplemented by WFS at any time in its sole discretion.

    Law means all federal, state and local laws, rules and regulations as now in effect and as amended from time to time, including without limitation, all consumer protection laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, and the Fair Debt Collection Practices Act and each of their respective regulations.

    Loan(s) means a promissory note and security agreement for the purchase or refinancing of a new or used "Vehicle" (defined herein) entered into between WFS and Borrower.

    Loan Documents means promissory notes, disclosure statements, security agreements and such other forms and documents as WFS shall deem appropriate or reasonably necessary in order for WFS to make loans.

    Party or Parties means E-LOAN and/or WFS.

    Program means the arrangement generally described in this Agreement and the specific arrangements described in attached and incorporated Exhibit A, A1 and B to this Agreement.

    State(s) means the states listed in attached and incorporated Exhibit C, where the Parties expect to offer the Program.

    Term means the initial term and any renewal term of this Agreement, as set forth in Section 10.

    Vehicle means a private passenger motor vehicle, light truck, or van for personal, family or household use and eligible as security under WFS's Eligibility Criteria.

2. The Services. Pursuant to the terms, conditions and provisions of this Agreement, E-LOAN will permit WFS to participate in the Program. WFS shall provide the Eligibility Criteria and certain other information requested by E-LOAN about the Credit Products for inclusion in the Program.

3. Compensation. With respect to each Application referred and resulting in a booked Loan to WFS, WFS shall pay E-LOAN the amount set forth on Exhibit D ("Program Marketing and Service Fee"), in the manner, and by the time limits set forth in Exhibit D. All Applications transferred to WFS under this Agreement shall be transferred without recourse, subject to the terms, conditions, representations and warranties of this Agreement. Until the date an Application is submitted to WFS (the "Application Submission Date"), E-LOAN shall own and control the Application and all documentation relating to the Application. On the Application Submission Date and thereafter, each Application, and any Loan that may result from the Application, shall be owned and controlled exclusively by WFS, and no other party, including without limitation E-LOAN, shall have any interest in or to such Application or Loan, except as provided in this Agreement. With respect to each Application as to which E-LOAN has not delivered to WFS a completed Application along with the items and information as shall be mutually agreed by the Parties, WFS shall have no obligation to process or pay the Program Marketing and Service Fee for the subject Application.

4. COVENANTS OF THE PARTIES.

    Compliance with Law. Each Party will perform all of its activities, obligations and responsibilities contemplated under this Agreement in compliance with all applicable Law and will obtain all licenses or permits as may be required by any applicable Law, except to the extent that party is exempted, in order to conduct the activities contemplated hereunder.

    Reports. To the extent permitted by applicable Law WFS will, at various times, deliver reports to E-LOAN containing various information as the Parties may mutually agree upon in writing (regarding the number of denied and Approved Loans and the aggregate Program Marketing and Service Fee).

C. Relationship of the Parties. At all times during this Agreement, both WFS and its affiliates and E-LOAN may enter into similar agreements with other lenders, brokers, marketing firms, dealers, Internet credit providers, banks, finance companies, or others, and this Agreement is not, nor will ever be mutually exclusive of all other similar agreements. E-LOAN has no obligation to forward any particular number of prospective applicants to WFS. Neither WFS nor any Affiliate has any obligation to approve any particular Application or any particular number of Applications, and WFS and/or its Affiliates may receive applications or acquire loans or sales finance contracts from other organizations, financial institutions, banks, brokers, dealers, Internet credit providers, marketing firms, or others. Notwithstanding any course of conduct between the Parties during the Term of this Agreement, WFS shall never be held, at law or in fact, as the sole and exclusive funding source for E-LOAN and WFS shall never be held, at law or in fact, to be in control of the actions of E-LOAN in the procurement of the prospective applicants. E-LOAN may refer or submit Applications to other lenders or financing sources, provided, however, that with respect to each Application submitted to WFS under this Agreement, E-LOAN shall not refer or submit the subject Application to any other lender or financing source during the time between the Application Submission Date and the earlier of (a) the time WFS makes its final credit decision on the application, or (b) the time the Applicant cancels or withdraws the application from WFS (the "Final Credit Determination Date"). Prior to the Application Submission Date, and after the Final Credit Determination Date, if such decision by WFS is not an approval or counter offer, E-LOAN shall be free to refer or submit the Application to any other person.

    Record Retention. Each party shall, at its own expense, maintain data, information, records and documents relating to Applications transferred pursuant to this Agreement, in such manner and for such time period as is required by applicable Law. Each party shall cooperate with one another and make such records available to regulatory authorities to satisfy state or federal audit requirements. If a party has reasonable grounds to believe a default has occurred under this Agreement, that party shall have the right to review the records of the other party upon reasonable notice, and at the others party's expense provided that the requesting party shall be entitled to review only those records necessary to determine existence and extent of the default.

    Electronic Interface. The Parties shall cooperate, work together and move forward in a reasonably timely manner in establishing an electronic interface whereby WFS will be able to receive Applicant information and Applications electronically transmitted via the Internet from E-LOAN and send application status information back to E-LOAN.

5. Duties of WFS. In addition to the other services required to be performed by the WFS under this Agreement, WFS agrees that during the Term of this Agreement:

A. Eligibility Criteria. WFS shall make available to E-LOAN the Eligibility Criteria, as described in Exhibit B.

B. Credit Product Access; Discontinuance. WFS shall offer to E-LOAN's customers access to Credit Products in the States. Unless otherwise required by Law, WFS shall give E-LOAN not less than thirty (30) days written notice prior to the effective date on which a Credit Product, at WFS's sole discretion, is discontinued or will no longer be available in a particular State.

C. Authorizations. Except as otherwise exempt, WFS shall acquire and maintain all governmental regulatory authorizations, licenses, certificates of authority and permits of every type from every State WFS is required to maintain under applicable Law to offer the Credit Products: (i) for the business and operations of WFS and (ii) for WFS's participation in the Program.

D. Cooperation. WFS shall cooperate and work in good faith with E-LOAN to implement the Program as promptly as possible and to coordinate with E-LOAN in WFS's participation in the Program.

E. Services of WFS. WFS will process, underwrite and make a credit decision on all Applications submitted to WFS by E-LOAN under this Agreement. WFS shall be responsible for all consumer and other applicable disclosures required under applicable Law related to the preprinted Loan Documents and applicable Application disclosures once WFS receives the Application(s). WFS has the absolute and unilateral right to determine the credit worthiness of any applicant and the terms and conditions of the Loan. WFS makes no representations either expressed or implied, as to the Conversion Percentage. Credit criteria and standards to be applied to an applicant will be at WFS's sole discretion subject to compliance with applicable Law. WFS may change its Eligibility Criteria at any time WFS deems appropriate in its sole discretion subject to compliance with applicable Law. WFS shall own and control all servicing rights relating to all Loans resulting from Applications transferred to WFS under this Agreement .

F. Adverse Action Notices. WFS shall comply with and send any required adverse action notices and any other notices to the applicant of an Application as may be required by applicable Law as a result of its review of an Application.

6. Duties of E-LOAN. In addition to the services required to be performed by E-LOAN under the terms of this Agreement, E-LOAN agrees that during the Term of this Agreement:

    Authorizations. E-LOAN shall: (i) acquire and maintain in effect all governmental regulatory authorizations, licenses, certificates of authority, registrations, and permits of every type from every State required by applicable Law for the business and operations of E-LOAN and the Program.

    Cooperation. E-LOAN shall cooperate and work in good faith with WFS to implement the Program as promptly as possible and to coordinate with WFS in its participation in the Program.

    Referral of Applicants and Applications. From time to time during the Term of this Agreement, E-LOAN shall refer Applications to WFS, and shall sell, assign, transfer, convey and deliver to WFS, and WFS shall purchase from E-LOAN, Applications ultimately resulting in booked Loans as provided in this Agreement. All Applications transferred pursuant to this Agreement shall be transferred without recourse, subject to the terms, conditions, representations and warranties of this Agreement. With respect to each Application, E-LOAN shall obtain the Applicant's authorization to submit the Application to WFS and for WFS to obtain credit bureau information. Each Application submitted to WFS by E-LOAN shall be in a format acceptable to WFS, and shall include the completed application form relating to each Applicant and such other information as mutually agreed by the parties. In determining whether to submit an Application to WFS, E-LOAN shall apply the Eligibility Criteria, and shall only submit Applications that E-LOAN reasonably believes satisfy the Eligibility Criteria. E-LOAN shall provide prior written notice to WFS of any changes to the form documents for Applications, and shall update the forms as necessary to comply with applicable Law.

    Communication with Applicants. With respect to Applications referred to WFS under this Agreement, E-LOAN shall communicate with the Applicant with regard to the status of the Application, and shall pass on to the Applicant such status information received by E-LOAN from WFS, including the credit decision and such information as provided on Exhibit A or A1, as applicable, and as amended from time to time by mutual agreement of the parties. E-LOAN shall assist Applicants in the completion of Loan Documents and have such Applicants execute applicable promissory notes, disclosure statements, security agreements, and other related forms and documents in accordance with the instructions received from time to time by E-LOAN from WFS and in accordance with applicable Law. E-LOAN shall forward completed Loan Documents to WFS in accordance with the procedures established from time to time by WFS.

    Acceptance of Completed Loan Documents. Except for fraud or misrepresentation discovered by WFS prior to funding a loan WFS shall approve and accept delivery from E-LOAN of Loan Documents completed in accordance with WFS's instructions. Acceptance of any Loan Documents by WFS does not waive any breach by E-LOAN of any of E-LOAN warranties, representations, or obligations contained in this Agreement or any failure of E-LOAN to perform in good faith any of its obligations under this Agreement or any of WFS's rights with respect thereto. All of the warranties, representations and obligations of the parties with respect to any Application or Loan documents shall survive WFS's acceptance of any Loan documents.

  Representations and Warranties of WFS. WFS represents and warrants to E-LOAN, which representations and warranties shall be effective throughout the Term of this Agreement, as follows:

A. Organization. WFS is a corporation duly organized, validly existing and in good standing under the laws of the State of California. WFS has the full corporate power and authority to operate its business as and where its business is now conducted and anywhere it may conduct its business pursuant to the terms of this Agreement.

B. Authorization; Enforceability. The execution, delivery and performance of this Agreement by WFS and the consummation by WFS of the transactions contemplated hereby are within the corporate power of WFS and have been duly authorized by all necessary action by WFS. This Agreement constitutes the valid and binding obligation of WFS, enforceable by E-LOAN against it in accordance with the terms hereof, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or rights of creditors generally.

C. Absence of Conflicting Agreements. Neither the execution, delivery and performance of this Agreement by WFS, nor any aspect hereof will:

      conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of WFS or any Law applicable to WFS, or any court or administrative order or process, or any contract, agreement, arrangement, commitment or plan to which WFS or any Affiliate of WFS is a party or by which they are bound (each, a "WFS Agreement").

(ii) require the consent of any other person or entity under any WFS Agreement.

D. Loan Information. All Eligibility Criteria: (i) does not infringe on any of the intellectual property rights of any person or entity; and (ii) is or will be accurate, correct and complete in all respects at the time supplied to E-LOAN.

E. Absence of Market Conduct Proceedings. There are no pending, or to the knowledge of WFS, threatened investigations, proceedings, examinations, or market conduct reviews against WFS or any of the Credit Products, which if adversely decided, could significantly and negatively impact sales of the Credit Products or WFS's ability to perform its obligations under this Agreement.

F. Trademarks. WFS owns each of the logos, which will be utilized in the Program free and clear of all liens, encumbrances, and claims of any kind. E-LOAN agrees to obtain WFS's prior specific written permission and approval for each intended use of WFS's trademark on marketing materials (whether written or electronic) and all forms.

G. Compliance with Law. WFS shall perform all of its duties and obligations under this Agreement, and with respect to each Application, in compliance with all applicable Law. All Loan Documents and other disclosures required to be given by WFS comply with all applicable Federal and State Law and regulations for the protection of consumers or otherwise applicable.

H. Year 2000 Compliance. WFS represents and covenants that it has developed and implemented a program to prepare its operations systems and applications for the year 2000, including those used to perform its obligations hereunder. In this connection, WFS's systems are capable of processing, on and after January 1, 2000, day and date related data consistent with the functionality of such systems and without a material adverse effect upon its performance of its obligations under this Agreement.

I. Reliance. E-LOAN may rely upon the foregoing representations and warranties of WFS irrespective of any of the information or knowledge obtained by it of anything contrary to or inconsistent therewith.

8. Representations and Warranties of E-LOAN. E-LOAN represents and warrants to WFS, which representations and warranties shall be effective throughout the Term of this Agreement, as follows:

A. Organization. E-Loan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. E-LOAN has the full corporate power and authority to operate its business as and where its business is now conducted.

B. Authorization; Enforceability. The execution, delivery and performance of this Agreement by E-LOAN and the consummation by E-LOAN of the transactions contemplated hereby are within the corporate power of E-LOAN and have been duly authorized by all necessary action by E-LOAN. This Agreement constitutes the valid and binding obligation of E-LOAN, enforceable against it in accordance with the terms hereof, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or rights of creditors generally.

C. Absence of Conflicting Agreements. Neither the execution, delivery and performance of this Agreement by E-LOAN nor any aspect hereof will:

(i) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or bylaws of E-LOAN or any Law applicable to E-LOAN, or any court or administrative order or process, or any contract, agreement, arrangement, commitment or plan to which E-LOAN or any Affiliate of E-LOAN is a party or by which they are bound ("E-LOAN Agreements").

(ii) require the consent of any other person or entity under any E-LOAN Agreement.

D. Regulatory Authorization. E-LOAN is, and throughout the term of this Agreement will remain, duly authorized, properly licensed, and certified in good standing under all applicable Law to transact business as presently conducted and to perform the transactions contemplated under this Agreement, or is exempt from such licensing.

E. Absence of Market Conduct Proceedings. There are no pending, or to the knowledge of E-LOAN, threatened investigations, proceedings, examinations, or market conduct reviews against E-LOAN or the Program, which if adversely decided, could significantly and negatively impact E-LOAN's ability to perform its obligations under this Agreement.

F. Year 2000 Compliance. E-LOAN represents and covenants that it has developed and has implemented a program to prepare its operations systems and applications for the year 2000, including those used to perform its obligations hereunder. In this connection, E-LOAN's systems are capable of processing, on and after January 1, 2000, day and date related data consistent with the functionality of such systems and without a material adverse effect upon its performance of its obligations under this Agreement.

    Consumer Information. No consumer information will be obtained by fraud or fraudulent representations and no oral or written agreement exists or will exist whereby any of the consumer information forwarded to WFS will be varied in any way.

    Reliance. WFS may rely upon the foregoing representations and warranties of E-LOAN irrespective of any of the information or knowledge obtained by it of anything contrary to or inconsistent therewith.

    Ordinary Course of Business. The services to be performed by E-LOAN under this Agreement are in the ordinary course of the business of E-LOAN.

J. Credit Information. E-LOAN has submitted to WFS all credit information furnished by or on behalf of each Applicant, whether favorable or unfavorable. To the best of E-Loan's knowledge, all of the information on each Application submitted by E-LOAN to WFS is true and accurate.

    Credit Application. With respect to each Application submitted by E-LOAN to WFS for its consideration, E-LOAN agrees and does hereby warrant, represent and covenant: (i) that to the best of E-LOAN's knowledge the information on the Application is accurately described, (ii) that E-LOAN has not altered any information in the Application without the Applicant's consent, as of the time E-LOAN submits it to the WFS, (iii) that E-LOAN has not received, directly or indirectly, and will refuse to accept any reimbursement or payment for the WFS Credit Application (other than from WFS), (iv) that all the statements made by the Applicant in the Application are true and complete to the best knowledge of E-LOAN and E-LOAN has timely disclosed to WFS any information of which it has actual knowledge pertaining to the eligibility of the Applicant, (v) that E-LOAN has complied with all applicable Law and regulations applicable to its services under this Agreement, including, without limitation, Equal Credit Opportunity Act ("ECOA"), the Fair Credit Reporting Act ("FCRA"), and Regulation B.

    Trademarks. E-LOAN owns each of its logos, which will be utilized in the Program free and clear of all liens, encumbrances, and claims of any kind. WFS agrees to obtain E-LOAN's prior specific written permission and approval for each intended use of E-LOAN's trademark on marketing materials (whether written or electronic) and all forms.

M. Privacy. E-LOAN shall adopt and maintain a comprehensive privacy policy with respect to its handling of the nonpublic financial information of individual consumers, including information submitted by consumers who submit Applications to E-LOAN via the Internet or otherwise; shall make such privacy policy available on its Internet websites; and shall comply in all respects with the provisions of such privacy policy.

N. Web Site. Access to and use of E-LOAN's Web site by consumers does not require proprietary or special software provided by E-LOAN, and E-LOAN provides the services offered to consumers through its Web site without any warranty to consumers of guaranteed access, or that the Web site services will be uninterrupted, timely, secure, or error free, or that any particular results may be obtained from the use of the Web site services. In connection with E-LOAN's Web site, E-LOAN shall undertake all security procedures that are reasonably sufficient (i) to ensure that all transmissions of data between consumers, E-LOAN and WFS are authorized, authentic, and have not been garbled or made unintelligible (either to a machine or a human, as applicable) and (ii) to protect both consumers' and WFS's data, private information and business records from improper access. WFS is entitled to act on transaction information provided by Applicants, including Applications received by E-LOAN through its Web site, and made available to WFS.

    Compliance. All dealings with the Applicant(s) regarding completion and execution of the Loan Documents comply with all applicable federal and state Law and regulations for the protection of consumers or otherwise applicable. All disclosures and notices required by Law will be completed with true and correct information and the disclosures will contain no misrepresentations.

    Vehicle Title. With respect to the Private Party/Person to Person Purchase Program, as described in Exhibit A1, any Vehicle described in the Loan Documents, title to which is required to be evidenced by a certificate of title issued by the state motor vehicle division or agency, or any other bureau, agency or jurisdiction, shall (a) have valid certificates of title issued thereof for which E-LOAN shall apply or cause to be made, evidencing each Borrower's ownership of the Vehicle and that WFS's lien to secure payment of the Loan is noted on such title as a valid, first lien on the Vehicle; and (b) that such Vehicle will be covered by valid, effective physical damage insurance at the time of the closing of the Loan (as evidenced by a valid insurance card or binder or other similar proof of insurance); and (c) E-LOAN agrees to furnish evidence of the application for title with WFS shown as loss payee at the time of disbursement of the Loan proceeds; and (d) the certificate of title showing WFS as the lienholder shall be forwarded to WFS by E-LOAN or state DMV, as the case may be, within one hundred and twenty (120) days from the date of the Loan.

  Confidentiality Requirements. The Parties may provide each other with information, whether in writing or orally, concerning each Party or its respective Affiliates that is proprietary and Confidential to such Party, including, but not limited to, past, current or possible future products, services, projects, business operations, marketing ideas, objectives, methodology, strategy, financial data and results, borrower and applicant information, credit underwriting models or criteria, competitive advantages and disadvantages, processes, technology, specifications, and "Trade Secrets" (defined herein) (collectively "Proprietary and Confidential Information"); provided however, that the term "Proprietary and Confidential Information" does not include information (a) which is (or which becomes) generally available to the public for legitimate reasons other than as a result of disclosure in breach of this Agreement, (b) which has been lawfully disclosed by a third party who did not impose any restriction on disclosure, (c) which has been independently developed by a Party or was rightfully possessed prior to the execution of this Agreement, (d) which is required to be disclosed by Law or court order, provided that the disclosing Party will exercise reasonable efforts to notify the other Party prior to disclosure. Except as otherwise provided in this Agreement, each Party agrees it will not without the other Party's prior written consent (i) disclose the specific terms of this Agreement except that either Party may make such disclosures as appropriate to its Affiliates, auditors, consultants, or regulatory agencies, or as compelled by law and may disclose in general terms the relationship resulting from this Agreement, or (ii) disclose to any third party any Proprietary and Confidential Information of the other Party for so long as the pertinent information or data remains Proprietary and Confidential Information, except as required to perform its obligations under this Agreement or except with the express written consent of the other Party or pursuant to a subpoena, including without limitation, an administrative subpoena, a court order or other order or demand of a governmental or regulatory agency or body. Each Party will take reasonable precautions to assure that Proprietary and Confidential Information received from the other Party will be held in confidence and disclosed only to those employees, agents or contractors of the receiving Party who have a reason to know of this Agreement or the Proprietary and Confidential Information or whose duties reasonably relate to legitimate business purposes or to develop, implement and perform the transactions contemplated by this Agreement. Each Party also agrees, upon the request of the other Party, to return or destroy any such Proprietary and Confidential Information of the other Party and any copies or reproductions thereof upon expiration or termination of this Agreement. "Trade Secrets" means business or technical information, including but not limited to a formula, pattern, program, device, compilation of information, method, technique, process or underwriting guideline that (a) derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (b) is subject to protection under federal or state copyright or patent laws.

"Confidential Information" means all information that is not generally known and that: (i) is obtained by E-LOAN from WFS, or by WFS from E-LOAN, that is learned, discovered, developed, conceived, originated, or prepared by either party during the process of fulfilling this Agreement and (ii) relates directly to the business or assets of either party. The terms "Confidential Information" shall include, but shall not be limited to: applicants, borrowers, guarantors, credit underwriting criteria, risk management credit scoring cards, customer, customer lists, inventions, ideas, discoveries, trade secretes, and know-how; computer software code, designs, routines, algorithms, and structures; product information and development; research and development information; financial data and information; business plans and process; statistical data, all documentation and other tangible or intangible disclosures, models, information; and any other information of either party which should be known, by virtue of its positions to be kept confidential.

Each part acknowledges that all Confidential Information received from the other party or the other party's affiliates is strictly confidential, end each party shall take reasonable steps to implement any and all procedures necessary to safeguard the confidentiality of such Confidential Information.

All Confidential Information is and shall remain the sole property of the party submitting the same, and each party agrees to observe reasonable confidentiality with respect to the Confidential Information of the other party and, upon request, to return such Confidential Information to its owners upon any termination.

10. TERM AND Termination.

A. Term. Unless this Agreement is terminated as provided below, this Agreement shall have an initial term of ninety (90) days commencing on the Effective Date, and shall automatically renew for successive one (1) year term periods.

B. Termination. This Agreement may be terminated only as follows:

(1) By either Party at any time, for reason or no reason upon forty-five (45) days prior written notice after the initial ninety (90) day term has expired.

(2) At any time by the Parties' mutual consent;

(3) By either Party for a material breach of this Agreement; provided, the non-breaching Party seeking to terminate this Agreement has provided written notice of such material breach to the other Party, and the breaching Party fails to cure such material breach to the reasonable satisfaction of the non-breaching Party within thirty (30) days after receipt of such notice, provided, that if the breaching Party is making a good faith, diligent effort to cure such breach, then such thirty (30) day period shall be extended, but in no event for longer than an additional thirty (30) days, unless otherwise agreed to by the non-breaching Party;

      By either Party, immediately without any notice, upon the commencement of any insolvency, bankruptcy, receivership, liquidation or similar proceeding against the other Party;

or

(5) In the event of fraud or misrepresentation by one Party, the other Party may immediately terminate this Agreement.

C. Effect of Termination. If the nonbreaching Party terminates this Agreement pursuant to a breach by the other Party, such termination shall not be the sole and exclusive remedy of the nonbreaching Party. The termination of this Agreement shall not affect the rights and obligations of the parties with respect to Applications that have been transferred ("Pipeline Applications") prior to the effective date of termination, or Service and Marketing Fees paid or owing for Pipeline Applications.

11. Indemnification.

    Indemnification by E-LOAN. E-LOAN shall indemnify, defend and hold WFS and its Affiliates and their respective employees, officers, directors and stockholders (collectively, "WFS Indemnified Parties") harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, (including, without limitation, reasonable attorneys' fees and other legal costs and expenses) which WFS Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with the breach or the failure of E-LOAN to: (a) properly discharge any of its duties or obligations under this Agreement and/or Program; or (b) comply with any and all covenants, conditions, warranties, representations, terms, conditions and limitations contained in this Agreement and/or Program.

    Indemnification by WFS. WFS shall indemnify, defend and hold E-LOAN and its Affiliates and their respective employees, officers, directors and stockholders (collectively, "E-LOAN Indemnified Parties") harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other legal costs and expenses) which E-LOAN Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with the breach or failure of WFS to: a) properly discharge any of its duties or obligations under this Agreement, and/or Program or (b) comply with any and all covenants, conditions, warranties, representations, terms, conditions and limitations contained in this Agreement and/or Program.

C. Indemnification Procedure; Cooperation. A Party entitled to be indemnified pursuant to this Section 11 (the "Indemnified Party") hereunder shall notify the Party liable for such indemnification (the " Indemnifying Party") in writing within thirty (30) days of notice or assertion of such claim(s). Subject to the right of the Indemnifying Party's right to defend in good faith against claims asserted by third parties (including employment of counsel), the Indemnifying Party shall respond to its obligations under this Section 11 within thirty (30) days after receipt of written notice thereof from the Indemnified Party. If any litigation, lawsuit or other proceeding ("Proceeding") is initiated against either Party by a person or entity other than the Parties in connection with the Program, both Parties agree to cooperate with the other in good faith in defending against such Proceeding. This Section 11 shall survive termination of this Agreement.

12. Survival. The expiration or termination of this Agreement shall not affect the rights, covenants, agreements, terms, indemnifications, remedies, representations, warranties and obligations of the Parties with respect to transactions and occurrences which take place prior to the effective date of termination, except as otherwise provided in this Agreement.

13. Public Announcements. E-LOAN and WFS each agree to consult with each other prior to any public announcement to news organizations relating to this Agreement and/or the business relationship created herein and will mutually approve in writing the timing, content and method of dissemination of any such public announcement.

14. Use of Logos. During the term of this Agreement, E-LOAN may, with WFS's prior written approval, use (on a non-exclusive basis) tradenames, trademarks, logos or service marks owned by WFS or one of its Affiliates (the "WFS's Marks") solely in connection with the promotion of the Program (including, without limitation, on marketing materials, advertising and related printed materials used in connection with the Program). E-LOAN agrees that it does not have and by reason of this Agreement shall not acquire any proprietary right or rights in or to the WFS's Marks. E-LOAN agrees not to use the WFS's Marks in any ways which would disparage WFS or any of its Affiliates, be injurious to WFS's reputation or the reputation of any of its WFS Affiliates, or cause WFS or any of its Affiliates to lose goodwill.

15. Amendments. Except for the WFS Credit Products and Exhibit B which may be amended at WFS's sole discretion and Exhibit C which may be amended to delete states at WFS's sole discretion the Parties agree that this Agreement, together with any addenda, schedules, exhibits or other documents attached hereto, may be amended from time to time in writing by mutual agreement of the Parties and no party shall be bound by any change, alteration, amendment, modification or attempted waiver of any of the provisions hereof unless in writing and signed by an authorized officer of the Party against whom it is sought to be enforced. In the event of any conflict between the terms of this Agreement and the summary Program Description on Exhibit A or A1, the terms of this Agreement shall control.

16. Notices. All notices required or permitted under this Agreement must be in writing and shall be deemed effectively given: (i) upon delivery, when delivered personally against receipt therefor; (ii) upon delivery when sent by certified mail, postage prepaid and return receipt requested; (iii) upon transmission, when transmitted by telecopier, facsimile, telex or other electronic transmission method, provided that receipt is confirmed and notice is sent by certified mail, postage prepaid and return receipt requested; or (iv) upon delivery, when sent by Federal Express or other nationally recognized overnight delivery service. Any such notice shall be sent to the Party to whom notice is intended to be given at its address as shown below:

If to E-LOAN: E-Loan, Inc.

5875 Arnold Road

Dublin, CA 94568

Attention: Curtis Kuboyama

Facsimile Number: 925-803-3507

With a copy to Ed Giedgowd, E-LOAN's Counsel, at the same address.

If to WFS: WFS Financial Inc

15750 Alton Parkway

Irvine CA 92618

Attention: Mark Marty

Facsimile Number: 949-754-4855

with a copy to: WFS Financial Inc

23 Pasteur

Irvine CA 92618

Attention: Lidia Klingler

Facsimile Number: 949-753-3085

17. Independent Contractor Relationship. The relationship between E-LOAN and WFS is that of independent contractors and shall not be construed as a joint venture, partnership or principal-agent relationship, and under no circumstances shall any of the employees of one Party be deemed to be employees of the other Party for any purpose. This Agreement shall not be construed as authority for either Party to act for the other in any agency or any other capacity or to make commitments of any kind for the account of or on behalf of the other, except as expressly set forth in this Agreement.

18. Provisions Severable. If any provision of this Agreement shall be or become wholly or partially invalid, illegal or unenforceable, such provision shall be enforced to the extent that its legal and valid and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

19. Waivers; Remedies are Cumulative. No failure or delay by a Party to insist upon the strict performance of any term or condition under this Agreement or to exercise any right or remedy available under this Agreement at law or in equity, and no course of dealing between the Parties, shall imply or otherwise constitute a waiver of such right or remedy, and no single or partial exercise of any right or remedy by any Party will preclude any other or further exercise thereof. All rights and remedies provided in this Agreement are cumulative and not alternative; and are in addition to all other available remedies at law or in equity.

20. Captions; Sections. The captions or headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Any reference to a Section in this Agreement shall refer to all paragraphs and subparagraphs within that Section.

21. No Third Party Beneficiaries. Except as otherwise provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to create any rights in, or confer any benefits upon, any person or entity other than the Parties to this Agreement.

22. Independent Counsel and Interpretation. Each Party acknowledges that its legal counsel participated in the preparation and drafting of this Agreement, and that each has been or has had the opportunity to be represented by counsel of its own choice throughout all negotiations which preceded the execution of this Agreement, and that they have executed this Agreement with the consent and upon the advice of said counsel. Accordingly, it is agreed that any legal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any addenda, amendments or exhibits thereto to favor any Party against the other.

  LOAN-SOLICIATION. From the date of this Agreement until the respective Loan with WFS is paid in full, E-LOAN agrees that it and its Affiliates will not directly solicit any Borrower to apply for, or directly offer to such Borrower any financial products, the proceeds of which could be used to pay off or refinance such Borrower's respective Loan with WFS, including, without limitation, the solicitation or offering of any loan, line of credit, retail installment contract, home equity loan or line of credit, or any other credit product.

  Miscellaneous. This Agreement: (i) shall be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and valid assigns; (ii) shall be governed by, construed under and enforced in accordance with the laws of the State of California (without regard to conflict of law principles); (iii) may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument; (iv) (together with all Exhibits and Schedules hereto), each of which is hereby incorporated into this Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein, and this Agreement supersedes all prior understandings, negotiations and discussions, written or oral, of the Parties relating to the transactions contemplated by this Agreement; and (v) may be assigned by either Party only with the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, provided, that such written consent shall not be required if a Party desires to assign this Agreement (a) pursuant to a reorganization or a sale of all or substantially all of the stock or assets of the assignor, or (b) to an Affiliate or successor which assumes and can fulfill all of the assigning Party's responsibilities hereunder.

25. NON SOLICITATION. During the term of this Agreement and for twelve (12) months thereafter, E-LOAN shall not, directly or indirectly, solicit any employee of WFS for employment with E-LOAN or with any other person, firm, company or corporation. During the term of this Agreement and for twelve (12) months thereafter, WFS shall not, directly or indirectly, solicit any employee of E-LOAN for employment with WFS or with any other person, firm, company or corporation.

  ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

IN WITNESS WHEREOF, the parties have executed this Financial Services Agreement effective as of the date first written above.

E-LOAN, INC. WFS FINANCIAL INC

By: By:

Name: Name:

Title: Title:

Date Date:

E-LOAN, INC. WFS FINANCIAL INC

By: By:

Name: Name:

Title: Title:

Date Date:

EXHIBIT A

PROGRAM DESCRIPTION

REFINANCE AND END OF TERM LEASE PURCHASE PROGRAM

[*]

EXHIBIT A1

PROGRAM DESCRIPTION

PRIVATE PARTY/PERSON TO PERSON PURCHASE PROGRAM

[*]

EXHIBIT B

WFS FINANCIAL

ELIGIBILITY CRITERIA

NOTE: The Underwriting Guidelines outlined in this Exhibit are to be used as guidelines for determining which Applicant's are eligible for approval consideration. Traditional credit judgment criteria such as stability, probability of a skip hazard, etc. still apply - in other words, even though an Application may meet all of the qualifying criteria as described below for a particular program, it does not mean that the Application will be automatically approved, except as listed below under Superpreferred Pre-Approval Requirements.

SCHEDULE A

[*]

Exhibit B may be amended at WFS's sole discretion.

Program Parameters:

SCHEDULE B

[*]

Exhibit B may be amended at WFS's sole discretion.

EXHIBIT C

LIST OF STATES

Alabama

Arizona

California

Colorado

Connecticut

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Maryland

Massachusetts

Michigan

Mississippi

Missouri

Nebraska

Nevada

New Hampshire

New Mexico

New York

North Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

Tennessee

Texas

Utah

Virginia

Washington

West Virginia

Wisconsin

Wyoming

Exhibit C may be amended to delete states at WFS's sole discretion.

EXHIBIT D

PROGRAM MARKETING AND SERVICE FEE

WFS shall pay E-LOAN for each loan entered into between WFS and Borrower pursuant to the following Schedule C. On or before the 15th day of each month, WFS shall pay E-LOAN the aggregate Program Marketing and Service Fees for all Loans made in the prior calendar month pursuant to this Agreement.

SCHEDULE C

Program and Marketing Service

Fee Per Loan Conversion Percentage

[*] [*]

During the first ninety (90) days from the date the loan is entered into between WFS and Borrower (the "recapture period"), E-LOAN shall refund to WFS the Program Marketing and Service Fee paid to E-LOAN prorated based on the actuarial method if (i) the Borrower prepays the Loan in full before maturity, (ii) the Borrower defaults, (iii) a bankruptcy action is filed by or against Borrower or (iv) WFS repossess the vehicle, whether due to default in the terms of the Loan or by a voluntary repossession at the request of the Borrower.